EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the TTI Team Telecom International Ltd. 2004 Employee Share Option Plan, as amended, of our report dated March 29, 2006, with respect to the consolidated financial statements of TTI Team Telecom International Ltd. included in its Annual Report on Form 20-F for the year ended December 31, 2005.

Tel-Aviv, Israel                              /S/ KOST, FORER, GABBAY & KASIERER
                                              ----------------------------------
                                                KOST, FORER, GABBAY & KASIERER

December 28, 2006                             A Member of Ernst & Young Global